UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by Registrant ☑

Filed by Party other than Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement	☑	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

interclick, inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $_____ per share as determined under Rule 0-11 under the Exchange Act.

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www.interclick.com
NASDAQ: ICLK

New York

646 395 1812 P	Chicago	San Francisco	Los Angeles	Miami

11 West 19th Street	100 W Kinizie Street	111 Pine Street	3000 Ocean Park Blvd	4800 T-Rex Avenue
10th floor	Suite 275	Suite 1620	Suite 1010	Suite 120
New York, NY 10011	Chicago, IL 60654	San Francisco, CA 94111	Santa Monica, CA 90405	Boca Raton, FL 33431

**** IMPORTANT ****

Dear interclick, inc. Shareholder:

Enclosed you will find additional proxy materials relating to interclick, inc.’s Annual Meeting of Shareholders to be held on June 23, 2011.

Your broker will be unable to vote your shares with respect to all matters except the ratification of the selection of the public accounting firm if you do not provide instructions to your broker.  We strongly encourage you to submit your enclosed voting form and exercise your right to vote.

Because we have not yet heard from you, we are sending you this reminder notice, and we urge you to vote your shares immediately.  As a shareholder, you have the right to vote over the Internet or by telephone, and we are asking you to do so now to save interclick, inc. further expense and to ensure that your vote is counted.  Instructions on how to vote over the telephone or Internet are enclosed in this package.

Your shares cannot be represented at the Annual Meeting with respect to all matters except the ratification of the selection of the public accounting firm unless you either sign and return the enclosed voting form, or vote by telephone or over the Internet.

If you sign and return the enclosed form without indicating a different choice, your shares will be voted “FOR” the election of each of the named nominees for director, “FOR” the ratification of the selection of the public accounting firm, and “FOR” the ratification and approval of the 2011 equity incentive plan.

**** PLEASE VOTE TODAY****

Thank you for your investment in interclick, inc. and for voting your shares.  If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow & Co., LLC at 877-705-9707.

Sincerely,

interclick, inc.